UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2023

AMICUS THERAPEUTICS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-33497	71-0869350
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

47 Hulfish Street, Princeton, New Jersey 08542

(Address of Principal Executive Offices, and Zip Code)

609-662-2000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock Par Value $0.01	FOLD	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed on October 2, 2023, Amicus Therapeutics, Inc. (the “Company”) entered into a Loan Agreement, dated October 2, 2023 (the “Loan Agreement”), by and among the Company, as the borrower, certain subsidiaries of the Company from time to time party thereto as guarantors, Blackstone Alternative Credit Advisors LP and Blackstone Life Sciences Advisors L.L.C., as the “Blackstone Representative,” and Wilmington Trust, National Association, as agent for certain lenders from time to time party thereto. In connection with the closing of the transactions contemplated by the Loan Agreement, the Company completed a voluntary prepayment of all outstanding obligations and paid the applicable prepayment premium, in the aggregate amount of $408,810,113, in each case pursuant to that certain Loan Agreement, dated July 17, 2020, by and among Amicus Therapeutics International Holding Ltd., the Company, certain subsidiaries of the Company, the lenders party thereto, and Hayfin Services LLP (the “Hayfin Loan Agreement”). The Hayfin Loan Agreement was accordingly terminated effective October 5, 2023.

A summary of the material terms of the Hayfin Loan Agreement is set forth in Item 1.01 of the Company’s Current Report on Form 8-K filed on July 17, 2020 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signature Page

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMICUS THERAPEUTICS, INC.

Date: October 5, 2023	By:	/s/ Ellen S. Rosenberg

Name: Ellen S. Rosenberg
Title: Chief Legal Officer and Corporate Secretary